Exhibit 99.1

Lifeway Foods Announces Intent to Acquire Assets of GlenOaks Farms

Expands Position within the Better-for-You Drinkable Dairy Space

Morton Grove, IL — August 03, 2021— Lifeway Foods, Inc. (Nasdaq: LWAY) (“Lifeway” or “the Company”), the leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today announced the intent to acquire certain assets of privately-held, California-based GlenOaks Farms, Inc., a respected and pioneering drinkable yogurt brand founded in 1984. GlenOaks’ product offering includes six different flavors of their popular drinkable yogurt products that are made with fruit puree and fresh California dairy. GlenOaks drinkable yogurt contains 3.5 billion probiotic cultures per serving and have been enjoyed by health-conscious customers for generations.

“We are very excited to welcome GlenOaks Farms into the Lifeway family, as it will further solidify our strong position in California and the Western U.S.,” commented Julie Smolyansky, Lifeway’s President and Chief Executive Officer. “Their drinkable yogurt is an incredible strategic complement to our kefir and will help expand our presence in key retail partners in the West, which is a crucial area of growth. This acquisition unlocks an adjacent health-oriented consumer and stays true to our core mission of supporting the gut health, immunity and mental wellbeing of our customers. We look forward to further developing the robust California market and exploring opportunities to expand GlenOaks nationwide.”

•	GlenOaks probiotic drinkable yogurt is both strategically aligned and extremely compatible with the Lifeway brand ethos and health-driven mission.

•	Lifeway sees a strong potential for growth of the GlenOaks product by integrating it into the Lifeway brand and expanding distribution with new retail opportunities.

•	Lifeway is the leader in the US drinkable kefir market, and excited to expand the drinkable dairy space and introduce consumers to the next wave of wellness nutrition.

•	The transaction is expected to close in August 2021 for a purchase price of $5.8 million in cash, subject to certain adjustment conditions and approvals.

About GlenOaks Farms, Inc.

GlenOaks Farms is situated in Laguna Beach, nestled on the coast of California. The climate provides fertile valleys and amazing vistas that allow us to enjoy our work as much as we enjoy our yogurt. Our company was founded in 1984 and introduced the first Drinkable Yogurt. We’ve been working hard ever since to bring you the most delicious tasting drinkable yogurt to go. To find out how well we’ve done, we invite you to grab a bottle of GlenOaks Drinkable Yogurt and drink up.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces cheese and a ProBugs line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, France and the United Kingdom. Learn how Lifeway is good for more than just you at lifewayfoods.com.

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Forward-Looking Statements

This release (and oral statements made regarding the subjects of this release) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” and “predict.” Other examples of forward looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the introduction of new products, or estimates or predictions of actions by customers or suppliers, (ii) statements of future economic performance, and (III) statements of assumptions underlying other statements and statements about Lifeway or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company’s subsequent filings with the SEC. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Information in this release is as of the dates and time periods indicated herein, and Lifeway does not undertake to update any of the information contained in these materials, except as required by law. Accordingly, YOU SHOULD NOT RELY ON THE ACCURACY OF ANY OF THE STATEMENTS OR OTHER INFORMATION CONTAINED IN ANY ARCHIVED PRESS RELEASE.

Contact:

Lifeway Foods, Inc.

Phone: 847-967-1010

Email: info@lifeway.net

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